Exhibit 99.1

INVESTOR CONTACT:
Deirdre Blackburn
(610) 293-0600

SAFEGUARD CLOSES OFFERING OF
$150 MILLION OF CONVERTIBLE SENIOR DEBENTURES
REPURCHASES $42 MILLION OF OUTSTANDING CONVERTIBLE DEBT

Wayne, PA, February 23, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in developing companies primarily in the information technology and healthcare life sciences areas, has successfully closed the private placement of $150 million aggregate principal amount of its 2.625% convertible senior debentures due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The debentures are convertible, subject to certain conditions, into Safeguard’s common stock at an initial conversion rate of 138.5540 shares per $1,000 principal amount of the notes, which is equal to a conversion price of approximately $7.22 per share, subject to adjustment in certain circumstances. The initial conversion price represents a 38% premium over the last reported sale price of Safeguard’s common stock on the New York Stock Exchange on February 11, 2004, which was $5.23 per share.

The closing of the sale of $125 million aggregate principal amount of the debentures was held on February 18, 2004. The closing for the additional $25 million aggregate principal amount of the debentures, purchased upon the exercise of the initial purchaser’s option, was held on February 20, 2004.

Under the terms of the debentures, holders may require Safeguard to repurchase their debentures commencing on March 21, 2011 at a repurchase price equal to 100% of their respective principal amount plus accrued and unpaid interest. Subject to certain conditions, the Company may redeem all or some of the debentures commencing March 20, 2009.

The Company intends to use all of the net proceeds of this offering of approximately $146 million to retire the majority of its indebtedness outstanding under its 5% Convertible Subordinated Notes due June 15, 2006 by redemption and/or through one or more privately negotiated transactions. Safeguard also today announced that it completed the repurchase of $42 million of face value of its 5% Convertible Subordinated Notes due June 15, 2006 using a portion of the proceeds from the sale of this offering.

“The completion of this offering represents a significant milestone in the substantially completed transformation of Safeguard” reported Anthony L. Craig, Safeguard’s President and Chief Executive Officer. “With the strength of this long-term financing, and with the cash on our balance sheet now available to fund growth and acquisitions, we believe we are extremely well positioned to pursue our strategy.”

“We are delighted to refinance a significant portion of our outstanding long-term debt on such attractive terms” noted Christopher J. Davis, Managing Director and Chief Financial Officer. “The coupon rate represents a 47.5% reduction in our interest expense, which will yield approximately $3 million in cost savings per year. In addition, the maturity of our long-term debt has been extended by at least five years and the conversion price has been reset to reflect our current stock price.”

About Safeguard Scientifics, Inc.

     Safeguard Scientifics (NYSE:SFE) is a company that seeks to create long-term value by taking controlling interests primarily in information technology and healthcare life sciences companies and developing them through superior operations and management support. Safeguard’s existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications. For more information, visit www.safeguard.com.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, and the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.